Exhibit 10.23

Base Salary Adjustments for Named Executive Officers

       As part of their annual review of executive base compensation, the Compensation Committee of the Board of Directors (the "Committee") of Elizabeth Arden, Inc. (the "Company") at a March 30, 2006 meeting, approved increases in the base salary paid by the Company to its named executive officers (defined in Regulation S-K Item 402(a)(3) and as set forth in the Company's Proxy Statement dated October 7, 2005 (the "Named Executives")) effective as of April 1, 2006, as follows:

Named Executive	Position	Prior Salary	Change	Current Salary($)

E. Scott Beattie	Chairman of the Board and Chief Executive Officer	$700,000	$28,000	$728,000
Paul West	President and Chief Operating Officer	$475,000	$19,050	$494,050
Stephen J. Smith	Executive Vice President and Chief Financial Officer	$350,000	$10,000	$360,000
Ronald Rolleston	Executive Vice President, Global Marketing	$320,000	$10,000	$330,000
Jacobus A.J. Steffens	Executive Vice President and General Manager -- International	$399,590	$10,410	$410,000